UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2014, our Belgium subsidiary, Orgenesis SPRL entered into a service agreement with MaSTherCell SA, a company incorporated in Belgium, pursuant to which MaSTherCell will conduct certain clinical tests related to diabetes treatment research. We will pay MaSTherCell for their services €962,500 with 30% payable upon the date of regulatory approval with the balance being invoiced monthly. Services will commence upon approval of La Division Générale de la recherche et des Technologies (DG06) of Belgium.

The term of the service agreement will run until all work is complete or by either party providing 30 days’ written notice of termination.

For a complete description of all of the terms and conditions of the agreement please refer to the form of service agreement which is filed as exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                   Exhibits

10.1	Services Agreement between Orgenesis SPRL and MaSTherCell SA dated July 3, 2014

99.1	Press Release Announcing Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:
/s/ Joseph Tenne
Joseph Tenne
Chief Financial Officer, Treasurer and Secretary

July 7, 2014